UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2013 (November 1, 2013)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 1, 2013, Caesars Entertainment Corporation (the “Registrant”) completed the sale of all of the equity interests of the subsidiaries that hold its investment in a land concession in Macau to Pearl Dynasty for a total sales price of $438.0 million.  The total sales price is inclusive of $65.7 million of deposits previously received by the Registrant during the third quarter of 2013.  Net proceeds from the sale, after commissions and customary closing costs, amounted to approximately $420 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2013	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel
and Corporate Secretary